                                                                    EXHIBIT 99.1


W-H ENERGY SERVICES EARNINGS FROM CONTINUING OPERATIONS UP 33% FROM PRIOR
QUARTER


HOUSTON, April 27, 2004 (BusinessWire) - W-H Energy Services, Inc. (NYSE: WHQ) announced first quarter income from continuing operations of $4.4 million ($0.16 per share) which is 33% higher than the $3.3 million ($0.12 per share) reported in the preceeding quarter. In the same period last year, the Company reported income from continuing operations of $6.1 million or $0.22 per share.

On April 20, the Company announced that it had completed the sale of Well Safe, Inc., one of two businesses that comprise the Company's maintenance and safety segment, for cash consideration of approximately $28 million. Accordingly, the maintenance and safety segment has been included in the income statement as discontinued operations and in the balance sheet as assets and liabilities held for sale.

The Company projects that earnings per share from continuing operations will range from $0.14 to $0.18 for the quarter ending June 30, 2004.

Revenues for the first quarter of $107.5 million and operating income of $9.3 million were 14 percent and 22 percent higher than the preceding quarter, respectively. Revenues increased 23 percent while operating income declined 20 percent as compared to the comparable quarter in the prior year.

Domestic revenues increased 16 percent over the preceding quarter and were 24 percent higher than the first quarter of last year. International revenues increased 2 percent over the preceding quarter and were 22 percent higher than the first quarter of last year.

The Company's operating income as a percentage of revenues for the first quarter was 8.7 percent compared to 8.1 percent in the previous quarter and 13.4 percent reported for the first quarter last year.

QUARTERLY SEGMENT RESULTS

Drilling

Revenues in the drilling segment were $73.1 million in the first quarter, 30 percent higher than the comparable period in the prior year and 12 percent higher than the preceding quarter. Operating income of $6.0 million was 14 percent lower than the comparable period in the prior year and 22 percent lower than the preceding quarter.

Completion and workover

Revenues in the completion and workover segment were $34.5 million in the first quarter, 11 percent higher than the comparable period in the prior year and 17 percent higher than the preceding quarter. Operating income of $5.9 million was 15 percent lower than the comparable period in the prior year and 119 percent higher than the preceding quarter.

W-H Energy is a diversified oilfield service company that provides products and services used primarily for the drilling, completion and production of oil and natural gas wells. The Company has onshore operations in the United States, Canada, Brazil, Europe, North Africa and the Middle East and offshore operations in the Gulf of Mexico, the North Sea, the Persian Gulf, the Gulf of Suez, the Mediterranean Sea and off the coast of Brazil.

STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT STRICTLY HISTORICAL ARE "FORWARD-LOOKING" STATEMENTS AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS DUE TO, AMONG OTHER THINGS, THE CURRENT AND EXPECTED FUTURE PRICES OF CRUDE OIL AND NATURAL GAS, THE LEVEL OF EXPLORATION, DEVELOPMENT AND PRODUCTION ACTIVITY OF, AND THE CORRESPONDING CAPITAL SPENDING BY, OUR CUSTOMERS, THE DEVELOPMENT AND IMPLEMENTATION OF NEW TECHNOLOGIES AND WEATHER CONDITIONS IN OFFSHORE MARKETS. THESE RISKS ARE MORE FULLY DESCRIBED IN W-H ENERGY SERVICES, INC.'S ANNUAL REPORT FILED ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE THE STATEMENTS IN THIS PRESS RELEASE.

CONTACT:  W-H Energy Services, Inc., Houston
          Shawn M. Housley, 713/974-9071

                            W-H ENERGY SERVICES, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except share and per share amounts)


                                                                                                                   THREE MONTHS
                                                                               THREE MONTHS ENDED MARCH 31,           ENDED
                                                                            ---------------------------------      DECEMBER 31,
                                                                                2004                2003(1)           2003(1)
                                                                            ------------         ------------      ------------
REVENUES                                                                    $    107,544         $     87,167      $     94,595

COSTS AND EXPENSES:
        Cost of revenues                                                          62,916               47,396            55,177
        Selling, general and administrative                                       21,521               17,119            19,119
        Research and development                                                   3,038                2,553             2,845
        Depreciation and amortization                                             10,738                8,424             9,836
                                                                            ------------         ------------      ------------
                     Total costs and expenses                                     98,213               75,492            86,977

                     Operating income                                              9,331               11,675             7,618

OTHER (INCOME) EXPENSES:
        Interest expense, net                                                      2,268                1,788             2,308
        Other (income) expense, net                                                  (81)                 (93)              (76)
                                                                            ------------         ------------      ------------
                     Income before income taxes                                    7,144                9,980             5,386

PROVISION FOR INCOME TAXES                                                         2,750                3,843             2,074
                                                                            ------------         ------------      ------------
                     Income from continuing operations                             4,394                6,137             3,312

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX                               573                 (269)             (358)
                                                                            ------------         ------------      ------------
                     Net income                                             $      4,967         $      5,868      $      2,954
                                                                            ============         ============      ============

EARNINGS (LOSS) PER COMMON SHARE:
        Basic:
              From continuing operations                                    $       0.16         $       0.23      $       0.12
              From discontinued operations                                  $       0.02         $      (0.01)     $      (0.01)
                                                                            ------------         ------------      ------------
                     Total                                                  $       0.18         $       0.22      $       0.11
        Diluted:
              From continuing operations                                    $       0.16         $       0.22      $       0.12
              From discontinued operations                                  $       0.02         $      (0.01)     $      (0.01)
                                                                            ------------         ------------      ------------
                     Total                                                  $       0.18         $       0.21      $       0.11

WEIGHTED AVERAGE SHARES OUTSTANDING:
        Basic                                                                 27,410,246           27,042,193        27,341,965
        Diluted                                                               28,122,212           27,938,583        28,060,865

(1) Prior period statements of operations have been reclassified to reflect the impact of discontinued operations.

                            W-H ENERGY SERVICES, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (in thousands)


                                                                MARCH 31,   DECEMBER 31,
                                                                  2004         2003(1)
                                                                ---------   ------------
                                                               (UNAUDITED)
ASSETS:
     Cash and cash equivalents                                   $ 17,246     $ 11,878
     Accounts receivable, net                                      84,201       80,888
     Inventory                                                     40,079       37,384
     Other current assets                                           9,496       12,530
     Assets held for sale                                          32,293       30,652
                                                                 --------     --------
                  Total current assets                            183,315      173,332

     Property and equipment, net                                  204,389      201,176
     Other assets                                                 126,193      126,817
                                                                 --------     --------
                  Total assets                                   $513,897     $501,325
                                                                 ========     ========

LIABILITIES AND SHAREHOLDERS' EQUITY:
     Accounts payable and accrued liabilities                      42,422       42,508
     Current maturities of long-term debt                           8,800       10,763
     Liabilities associated with held for sale assets               5,902        5,511
                                                                 --------     --------
                  Total current liabilities                        57,124       58,782

     Long-term debt, net of current maturities (2)                172,538      166,962
     Other liabilities                                             28,629       28,121
                                                                 --------     --------
                  Total liabilities                               258,291      253,865

     Shareholders' equity                                         255,606      247,460
                                                                 --------     --------
                  Total liabilities and shareholders' equity     $513,897     $501,325
                                                                 ========     ========

(1) The prior period balance sheet has been reclassified to reflect the impact of assets and liabilities held for sale.
(2) As of March 31, 2004, there was approximately $37.8 million available under the Company's revolving credit facility.

                            W-H ENERGY SERVICES, INC.
                 UNAUDITED SEGMENTED AND SELECTED FINANCIAL DATA
                                 (in thousands)


                                                                                        THREE MONTHS
                                                       THREE MONTHS ENDED MARCH 31,        ENDED
                                                       ----------------------------     DECEMBER 31,
                                                         2004              2003(1)         2003(1)
                                                       ---------          ---------     ------------
SEGMENTED INFORMATION:
    REVENUE:
          Drilling                                     $  73,055          $  56,033       $  65,059
          Completion and workover                         34,489             31,134          29,536
                                                       ---------          ---------       ---------
               Total revenue                           $ 107,544          $  87,167       $  94,595
                                                       =========          =========       =========

    DEPRECIATION AND AMORTIZATION:
          Drilling                                     $   6,989          $   5,404       $   6,299
          Completion and workover                          3,684              2,952           3,466
          Corporate                                           65                 68              71
                                                       ---------          ---------       ---------
               Total depreciation and amortization     $  10,738          $   8,424       $   9,836
                                                       =========          =========       =========

    OPERATING INCOME:
          Drilling                                     $   5,985          $   6,995       $   7,633
          Completion and workover                          5,885              6,886           2,688
          Corporate                                       (2,539)            (2,206)         (2,703)
                                                       ---------          ---------       ---------
               Total operating income                  $   9,331          $  11,675       $   7,618
                                                       =========          =========       =========

(1) Prior period statements of operations have been reclassified to reflect the impact of discontinued operations.